As filed with the Securities and Exchange Commission on February 27, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Thryv Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-2740040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Municipal Way Suite 220 Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

Thryv Holdings, Inc. 2020 Incentive Award Plan
(Full title of the plan)

Joseph A. Walsh
Chairman of the Board and Chief Executive Officer
1301 Municipal Way
Suite 220
Grapevine, Texas  76051

(Name and address of agent for service)

(972) 453-7000
(Telephone number, including area code, of agent for service)

with copies of communications to:

Garrett A. DeVries
Akin Gump Strauss Hauer & Feld LLP
2300 N. Field Street, Suite 1800
Dallas, Texas 75201
(214) 969-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by Thryv Holdings, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 2,179,185 shares of Common Stock for issuance in connection with awards under the 2020 Incentive Award Plan (the “2020 Plan”) pursuant to an “evergreen” provision added by the Second Amendment to the 2020 Plan as approved by the Registrant’s board of directors and stockholders on May 12, 2021 and May 18, 2021, respectively. The evergreen provision provides that the total number of shares reserved for issuance under the 2020 Plan will be automatically increased on January 1st of each year, commencing on January 1, 2022 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding year.

These shares of Common Stock issuable under the 2020 Plan are additional securities of the same class as other securities for which registration statements on Form S-8 (File Nos. 333-249002, 333-258875, 333-263626, 333-269980, 333-277265 and 333-285320) were previously filed with the United States Securities and Exchange Commission (the “Commission”) on September 24, 2020, August 17, 2021, March 16, 2022, February 24, 2023, February 22, 2024 and February 27, 2025, respectively (the “Prior Registration Statements”). The information contained in the Prior Registration Statements is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2026; and

(2)
The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-35895), filed with the Commission on September 21, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of the filing hereof and prior to the filing of a post‑effective amendment, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K shall be deemed to be incorporated by reference in this Registration Statement or to be a part hereof.

Item 8.	Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1	Thryv Holdings, Inc. 2020 Incentive Award Plan, incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-249002) filed on September 24, 2020.

4.2	First Amendment to the Thryv Holdings, Inc. 2020 Incentive Award Plan, incorporated by reference to Exhibit A to the Registrant’s Definitive Schedule 14C (File No. 001-35895) filed on June 16, 2021.

4.3	Second Amendment to the Thryv Holdings, Inc. 2020 Incentive Award Plan incorporated by reference to Exhibit B to the Registrant’s Definitive Schedule 14C (File No. 001-35895) filed on June 16, 2021.

4.4	Form of Certificate of Common Stock incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-248532) filed on September 1, 2020.

Exhibit No.	Description

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP, as to the legality of the securities being registered hereby.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 27, 2026.

THRYV HOLDINGS, INC.

By:	/s/ Joseph A. Walsh
Joseph A. Walsh
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Paul D. Rouse and Lesley Bolger, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including, without limitation, prospectus supplements, stickers and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on February 27, 2026.

Signature	Title

/s/ Joseph A. Walsh	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
Joseph A. Walsh

/s/ Paul D. Rouse	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Paul D. Rouse

/s/ Amer Akhtar	Director
Amer Akhtar

/s/ Bonnie Kintzer	Director
Bonnie Kintzer

/s/ Ryan O’Hara	Director
Ryan O’Hara

/s/ Lou Orfanos	Director
Lou Orfanos

/s/ John Slater	Director
John Slater

/s/ Lauren Vaccarello	Director
Lauren Vaccarello